Exhibit 23.1

           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our audit report, dated August 16, 2010, concerning Ballroom Dance Fitness, Inc., a Florida corporation (the "Company"), in the Company's Registration Statement on Form S-1 filed with the Securities Exchange Commission on August 20, 2010 (the "Registration Statement").

We also consent to the reference to us under the heading "Experts" in the Registration Statement.

/s/ Larry O'Donnell
Larry O'Donnell
Certified Public Accountant

Dated: August 20, 2010

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